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Exhibit 10.3

AMENDMENT NO. 1 TO

AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

        AMENDMENT NO. 1 TO THE AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this "Amendment") made effective as of the 19th day of May 2014 by and between AEROFLEX INCORPORATED, a Delaware corporation (hereinafter the "Company") and JOHN ADAMOVICH, Jr. (hereinafter the "Executive" and together with the Company, the "Parties").

WITNESSETH:

        WHEREAS, the Parties entered into an Amended and Restated Executive Employment Agreement dated August 28, 2013 (the "Agreement") under which the Parties agreed upon the terms pursuant to which the Executive would provide services to the Company as further described therein, and

        WHEREAS, the Executive, pursuant to the receipt of good and valid consideration, to which the Executive acknowledges, hereby agrees to amend the Agreement as set forth herein and the Company consents to the adoption of such amendment.

        NOW, THEREFORE, the parties hereto agree as follows, effective as of the date hereof:

          1.     The second sentence of Section 9 of the Agreement is hereby amended and restated, which shall read in its entirety as follows:

    "During the Employment Period and for one year after the date of the Executive's termination of employment with the Company for any reason (the "Restriction Period"), the Executive will not (x) directly or indirectly, either as principal, agent, employee, consultant, officer, director, stockholder, or in any other capacity, engage in or have a financial interest in, any business, or the relevant division or subsidiary of any such business, which is competitive with the business of the Company or any of its subsidiaries or affiliates, provided, however, that the Executive's ownership of not more than two percent (2%) of the outstanding stock of a publicly traded company shall not be prohibited by this clause (x); (y) induce employees of the Company or any of its subsidiaries or affiliates to join with the Executive in any capacity, direct or indirect, in any business in which the Executive may be or become interested whether or not competitive with the Company; or (z) solicit customers of the Company; the Executive agrees that in addition to any other remedies the Company may have, if the Executive were to violate any of the covenants set forth in this Section 9 during the Restriction Period, the Executive would forfeit any right to any remaining payment or benefits under Section 4(a) or 5(c) to which the Executive would otherwise be entitled and/or the Executive will be obligated to repay the Company the after-tax portion of any benefit the Executive previously received pursuant to such section."

          2.     Except as specifically provided in and modified by this Amendment, the Agreement is in all other respects hereby ratified and confirmed and references to the Agreement shall be deemed to refer to the Agreement as modified by this Amendment.

          3.     This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

AEROFLEX INCORPORATED
By:	/s/ EDWARD S. WACTLAR Edward S. Wactlar Senior Vice President, General Counsel and Secretary
/s/ JOHN ADAMOVICH, JR. John Adamovich, Jr.

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  Exhibit 10.3
AMENDMENT NO. 1 TO AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT
WITNESSETH